Exhibit 10.1

FORM OF

DIRECTOR NOMINEE’S INDEMNIFICATION AGREEMENT

THIS AGREEMENT is made as of [ —  ], 2010, between BARNES & NOBLE, INC., a Delaware corporation (the “Corporation” or the “Indemnifying Party”), and [ — ] (the “Indemnitee”).

WITNESSETH THAT:

WHEREAS, the Indemnifying Party wishes to indemnify individuals who, at the request of the Indemnifying Party, stand for election as directors of the Corporation so as to provide such individuals with the maximum possible protection available in accordance with applicable law;

NOW THEREFORE, the parties hereto agree as follows:

1. Indemnity. In consideration of the Indemnitee’s agreement to stand for election, and if elected, to serve, as a director of the Corporation, the Indemnifying Party hereby agrees to hold the Indemnitee harmless and to indemnify the Indemnitee from and against any and all expenses, liabilities and losses reasonably incurred or suffered by the Indemnitee in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, asserted against, imposed upon, or incurred or suffered by the Indemnitee (including reasonable attorney’s fees and expenses), directly or indirectly, resulting from, based upon, arising out of or relating to (i) serving as a director nominee; (ii) being a “participant in a solicitation” (as defined in the rules and regulations under the Securities Exchange Act of 1934, as amended) in connection with the Corporation’s solicitation of proxies for the 2010 annual meeting of stockholders of the Corporation; or (iii) being otherwise involved in the Corporation’s solicitation of proxies for the 2010 annual meeting of stockholders of the Corporation as a nominee of the Indemnifying Party (such actions, suits or proceedings, collectively, the “Covered Actions”; the activities described in clauses (i) through (iii), collectively, the “Covered Activities”), for so long as he is a candidate for election (but not a director of the Corporation) (the “Indemnification Period”), or thereafter with respect to claims relating to the Indemnification Period. The indemnification and advance payment of expenses as provided by any provision of this Agreement shall not be deemed exclusive of any other rights to which the Indemnitee may be entitled under any provision of law, the Corporation’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, this or any other agreement, vote of stockholders or disinterested directors, or otherwise.

2. Insurance. During the Indemnification Period and thereafter so long as the Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (including an action in the right of the Corporation brought by any person other than the Corporation), by reason of the fact that the Indemnitee was a candidate for a directorship of the Corporation, the Indemnifying Party may, at its sole option, obtain insurance policies covering any portion of the indemnification to be provided to the Indemnitee hereunder. However, the Indemnifying Party shall not be required to obtain or maintain all or any of such insurance policies. The Indemnifying Party’s indemnity obligation hereunder shall not be affected by whether or not the Indemnifying Party obtains or maintains such insurance, or by the availability or unavailability of such insurance.

3. Limitations on Additional Indemnity. No indemnity pursuant to this Agreement shall be paid by the Indemnifying Party:

(a)	in respect of any acts or omissions unless undertaken by the Indemnitee in good faith, not involving any intentional misconduct; and, in the case of any criminal action or proceeding, the Indemnitee had no reasonable cause to believe such conduct was unlawful; or

(b)	except as provided in paragraph 10 hereof with respect to proceedings to enforce rights to indemnification, for any expenses, liabilities or losses in connection with a proceeding (or part thereof) initiated by the Indemnitee unless such proceeding (or part thereof) was authorized by the Indemnifying Party.

4. Continuation of Indemnity. All agreements and obligations of the Indemnifying Party contained herein shall continue during the Indemnification Period and thereafter so long as the Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action in the right of the Corporation brought by any person other than the Corporation), relating to Covered Activities during the Indemnification Period.

5. Notification. Promptly after receipt by the Indemnitee of notice of the commencement of any claim, action, suit or proceeding, the Indemnitee shall, if a claim in respect thereof is to be made against the Indemnifying Party under this Agreement, notify the Indemnifying Party of the commencement thereof, but an omission so to notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have to the Indemnitee otherwise under this Agreement except to the extent that the Indemnifying Party is actually and materially prejudiced by such failure.

6. Defense of Claim. Subject to the right of the Indemnifying Party to assume the defense of an action, suit or proceeding to the extent provided below, the Indemnitee shall be entitled to select his or her own counsel subject to the consent of the Indemnifying Party, which consent shall not be unreasonably withheld. In the event that there is more than one defendant in a particular action and the Indemnifying Party assumes control of the defense of such action pursuant to this paragraph, the Indemnitee agrees to cooperate with the Indemnifying Party in the selection of primary defense counsel. With respect to any action, suit or proceeding:

(a)	the Indemnifying Party shall be entitled to participate therein at its own expense;

(b)	except as otherwise provided below, to the extent that it may wish, the Indemnifying Party jointly with any other indemnifying party shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee. After notice from the Indemnifying Party to the Indemnitee of its election to assume the defense thereof, the Indemnifying Party will not be liable to the Indemnitee under this Agreement for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof. The Indemnitee shall have the right to employ his or her counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Indemnifying Party of its assumption of the defense thereof shall be at the expense of the Indemnitee unless (i) the employment of counsel by the Indemnitee has been authorized by the Indemnifying Party, (ii) the Indemnitee shall have reasonably concluded, based on the advice of counsel, that there may be a conflict of interest between the Indemnifying Party and the Indemnitee in the conduct of the defense of such action or that there may be one or more legal defenses available to the Indemnitee that are different from or additional to those available to other persons, or (iii) the Indemnifying Party shall not in fact have employed counsel to assume the defense of such action within a reasonable time, in each of which cases the fees and expenses of counsel shall be at the expense of the Indemnifying Party. The Indemnifying Party shall not be entitled to assume the defense of any action, suit or proceeding as to which the Indemnitee, based on the advice of counsel, shall have reasonably concluded clause (ii) above applies; and

(c)	the Indemnifying Party shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. The Indemnifying Party shall not settle any action or claim in any manner that would impose any expense, penalty or limitation on the Indemnitee, or that would contain any language that could reasonably be viewed as an acknowledgment of wrongdoing on the Indemnitee’s part or otherwise detrimental to the Indemnitee’s reputation, without the Indemnitee’s written consent. Neither the Indemnifying Party nor the Indemnitee shall unreasonably withhold, condition or delay its or his consent to any proposed settlement.

7. Advancement and Repayment of Expenses. Subject to the right of the Indemnifying Party to assume the defense of an action, suit or proceeding to the extent provided in paragraph 6 hereof, expenses reasonably incurred in connection with any Covered Action shall be paid promptly by the Indemnifying Party in advance of the final disposition of such action, suit or proceeding upon receipt by the Indemnifying Party of an undertaking by or on behalf of the Indemnitee to repay any portion of such amount to which it is ultimately determined that the Indemnitee was not entitled under this Agreement.

8. Fees and Expenses. The Indemnifying Party agrees to reimburse the Indemnitee, as promptly as reasonably practicable upon the Indemnitee’s request, for the Indemnitee’s reasonable and documented out-of-pocket travel and related expenses incurred by the Indemnitee in connection with his service as a director nominee.

9. Information. The Indemnitee agrees to provide true and complete information concerning his background and experience as may be requested from time to time by the Corporation (including, without limitation, all information required under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder to be provided in a proxy statement or other materials prepared by the Corporation in connection with the Corporation’s solicitation of proxies for the 2010 annual meeting of stockholders of the Corporation) and not to omit information that may be material to an understanding of such background and experience.

10. Enforcement. If a claim under this Agreement is not paid in full by the Indemnifying Party within sixty days after a written claim has been received by the Indemnifying Party, the Indemnitee may at any time thereafter bring suit against the Indemnifying Party to recover the unpaid amount of the claim and, if successful in whole or in part, the Indemnitee shall also be entitled to be reimbursed for all expenses actually and reasonably incurred by the Indemnitee in connection with the prosecution of such claim, including reasonable attorney’s fees.

11. Severability. If any provision of this Agreement shall be held to be or shall, in fact, be invalid, inoperative or unenforceable as applied to any particular case or in any particular jurisdiction, for any reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other distinguishable case or jurisdiction, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity, inoperability or unenforceability of any one or more phrases, sentences, clauses or sections contained in this Agreement shall not affect any other remaining part of this Agreement.

12. Governing Law; Binding Effect; Assignment; Amendment or Termination. (a) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.

(b) This Agreement shall be binding upon the Indemnitee and upon the Indemnifying Party and its successors and assigns, and shall inure to the benefit of the Indemnitee and his heirs, personal representatives, executors and administrators, and to the benefit of the Indemnifying Party and its successors and assigns. Neither this

Agreement nor any of the rights, interests or obligations hereunder may be assigned, in whole or in part, by either party without the prior written consent of the other party.

(c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in a writing signed by both parties hereto.

13. Venue. The Indemnifying Party and the Indemnitee agree and consent to personal jurisdiction and venue in any action brought to enforce this Agreement in state or federal courts located in the State of Delaware and consent to service of process in any such action by registered mail.

14. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, if delivered by facsimile transmission with confirmation of receipt, if delivered by commercial courier and signed for by or on behalf of the party to whom said notice or other communication shall have been directed, or if mailed by certified or registered mail with postage prepaid on the third business day after the date on which it is so mailed:

(a) if to the Indemnitee to

[ name ]

[ address ]

[ address ]

Facsimile: [ — ]

or to other such address as may be furnished to the Indemnifying Party by the Indemnitee by like notice;

(b) if to the Indemnifying Party to

Bradley A. Feuer, Esq.

Acting General Counsel and Corporate Secretary

Barnes & Noble, Inc.

122 Fifth Avenue

New York, NY 10011

Facsimile: [ REDACTED ]

or to such other address as may be furnished to the Indemnitee by the Indemnifying Party by like notice.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BARNES & NOBLE, INC.,

by
Name:
Title:

[ INDEMNITEE ]